Exhibit 3.1 (vi)
                        Secretary of State
                         State of Nevada

                        Corporate Charter

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that EASY GOLF CORPORATION, did on February 17, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State, at my office on March 17, 2005.

                              /s/Dean Heller
                              DEAN HELLER
                              Secretary of State

                              by/s/
                              Certification Clerk
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Dean Heller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
website: secretaryofstate.biz

                                   Entity #
                                   E0106752005-5

                                   Document Number
                                   20050048867-90

                                   Date filed:  2/17/2005 10:41:41 AM
                                   In the office of Dean Heller
                                   Secretary of State

Articles of Incorporation
(Pursuant to NRS78)

1.  Name of Corporation: EASY GOLF CORPORATION

2.  Resident Agent       STATE AGENT AND TRANSFER SYNDICATE, INC.
                         202 NORTH CURRY STREET, SUITE 100,
                         CARSON CITY, NEVADA 89703-4121
3.  Shares                    50,000,000 par value $0.001
4.  Board of Directors        JOHN MICHAEL COOMBS
                         3098 SOUTH HIGHLAND DRIVE, SUITE #323
                         SLC, UTAH 84106-6001
5.  Purpose                   Development, marketing and selling golf
                              instruction aids
6.  Incorporator              JOHN MICHAEL COOMBS /s/John Michael Coombs
                         3098 So. Highland Drive #323
                         Salt Lake City, Utah 84106-6001
7. Certificate of acceptance I hereby accept appointment as Resident Agent for
of appointment of Resident   the above named corporation.
Agent                         /s/Tristin Aliskio       2/17/05
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             SUPPLEMENT TO ARTICLES OF INCORPORATION

                                OF

                      EASY GOLF CORPORATION

     Pursuant to Chapter 78 of Nevada Revised Statutes, the undersigned incorporator hereby adopts the following supplemental or additional provisions to Easy Golf Corporation's ("Company") Articles of Incorporation, of which there are seven (7):

            ARTICLE EIGHT -- CONTROL SHARES ACQUISITIONS

     The Company expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS Sections
78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

                 ARTICLE NINE -- COMBINATIONS WITH
                    INTERESTED STOCKHOLDERS

     The Company expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS Sections 78.411 through 78.444, inclusive all as permitted under NRS Section 78.434.1.


     IN WITNESS WHEREOF, the undersigned incorporator hereby executes these supplemental or additional Articles of Incorporation of EASY GOLF CORPORATION, a Nevada corporation, on the 17th day of February, 2005.



                                   /s/John Michael Coombs
                                   John Michael Coombs